SF PARTNERSHIP, LLP
                              Chartered Accountants
                          4950 Yonge Street, Suite 400
                                Toronto, Ontario

                                     M2N 6K1

                    Phone (416) 250-1212 - Fax (416) 250-1225


July 11, 2002


To the Board of Directors and Stockholders of New Cinema Partners, Inc.

Dear Sir/Madam:

This letter is being provided in connection with the acquisition of Witnet Co., Ltd., by New Cinema Partners, Inc. and subsequent 8-K filing describing the transaction. Outlined below are the transactions and its consequences resulting from the acquisition of Witnet Co., Ltd.:

o On June 28, 2002, New Cinema Partners, Inc. ("NCPP") completed the acquisition of Witnet Co., Ltd. ("Witnet"), a South Korean Software Development and System Integration company. NCPP received unanimous written consent from its Directors and written consent of majority of its shareholders approving the transaction. NCPP did not solicit proxies.

o The transaction was consummated pursuant to Share Exchange Agreement (the "Agreement") that was entered into by and among NCPP and Witnet dated May 29, 2002. Pursuant to the Agreement, the former shareholders of Witnet will receive 55,000,000 restricted common shares of NCPP in exchange for 100% of Witnet. In addition, 10,000,000 restricted common shares will be issued to a third party in exchange for the assignment of its previous right to purchase Witnet. NCPP will issue the shares after the filing of an Information Statement with the SEC and the appropriate amount of time has elapsed subsequent to the SEC review.

o Upon the consummation of the transaction described above, NCPP will have acquired all of the outstanding capital stock of Witnet. Witnet was formed in November 1999 and currently has 32 employees. Witnet is in the business of developing mobile internet service technologies. One of Witnet's main products allows the control over internet-connected PC's through Personal Digital Assistants that are connected to the wireless Internet.

o Upon consummation of the transaction described above, former Witnet shareholders will acquire the majority of ownership in NCPP. As a result Witnet will be the acquirer for accounting purposes, pursuant to SEC recommendations and APB 16.

o Upon consummation of the transaction, NCPP will continue to retain SF Partnership, LLP ("SFP") as its independent auditors for the fiscal year ended December 31, 2002. The decision to retain SFP was approved by the Board of Directors of NCPP. SFP reports on the financial statements of NCPP for fiscal years 2001 and 2000 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principals except that the report was modified as to a going concern uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that NCPP would continue as a going concern.

o Pursuant to the transaction, NCPP will change its name to be "Witnet International, Inc.".

o NCPP and its accountants were unable to complete the required audited financial statements required to be filed on this Form 8-K. NCPP will file an amendment to this report on or before August 28, 2002. Such amendment will contain the required audited financial statements, converted to US currency and presented in accordance with US GAAP. SFP will be preparing the financial documentation required.

o Attached as Exhibit 1 hereto are highlights of the Witnet audited financial statements. The audited financial statements were audited by Arthur Andersen, South Korea and are in accordance with South Korean GAAP. The auditors report contains no reservation.

Yours truly,



/s/ SF Partnership, LLP
-------------------------
    SF Partnership, LLP
    Chartered Accountants

                                    Exhibit 1

              Highlights of the Witnet audited financial statements



The following information is provided for the year 2001 (denominated in US $):


Revenue                                                         $ 1,564,121

Operating Loss                                                      859,553

Net Loss                                                            957,998

Assets                                                              191,788

Liabilities                                                         226,825

Salaries and employees benefits                                     425,507